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                                                                    EXHIBIT 3.12


                              ARTICLES OF AMENDMENT

                                TO THE CHARTER OF

                 EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION

         The undersigned corporation hereby executes these Articles of Amendment for the purpose of amending its Charter:

         1. The name of the corporation is East Carolina Psychiatric Services Corporation.

         2. The following amendments to the Charter of the corporation were adopted by its shareholders on the 12th day of October, 1982, in the manner prescribed by law:

         "BE IT RESOLVED, that the Articles of Incorporation for this corporation be amended by deleting Article III from said Articles of Incorporation and substituting the following therefor:

                                   ARTICLE III

         The purposes for which the corporation is formed and the business to be carried on and the objectives to be affected by it are:

         1. To engage in the general business of constructing, operating and maintaining a psychiatric care facility for the treatment of persons having emotional disorders.

         2. To engage in any other lawful business or activity, including, but not limited to , constructing, developing, manufacturing, leasing, or otherwise caring for any type of structure, commodity, or livestock whatsoever; processing, developing,


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buying, selling, brokering, factoring, distributing, lending, leasing, borrowing, or investing in any type of property, whether real or personal, tangible or intangible, or other; promoting, financing, developing, operating, or otherwise in any manner participating in any business or enterprise of any kind or nature, either along or in conjunction with other persons, partnership, corporations, or other legal entities of any kind or nature; extracting and processing natural resources; transporting freight or passengers by land, sea or air; collecting and disseminating information or advertising through any media whatsoever; performing business services of any nature; entering into or serving in any type of management, investigative, promotional, protective, insurance, guarantorship, suretyship, fiduciary, or other lawful capacity or relationship for any persons or corporations or other legal entitles whatsoever.

         3. (a) To create a private corporation to construct or to acquire a treatment center project or projects, and to operate the same; (b) to enable the financing of the construction of such project with the assistance of mortgage insurance under the National Housing Act; (c) to enter into, perform, and carry out contracts of any kind necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the corporation, including, expressly, any contract or contracts with the Secretary of Housing and Urban Development which may be desirable or necessary to comply with the requirements of the National Housing Act, as amended, and the Regulations of the Secretary thereunder, relating to the regulation or restriction of mortgagors as to rents, sales, charges, capital structure, rate of return and methods of operation; (d) to acquire any property, real

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or personal, in fee or under lease, or any rights therein or appurtenant thereto, necessary for the construction and operation of such project; and (e) to borrow money, and to issue evidence of indebtedness, and to secure the same by mortgage, deed of trust, pledge, or other lien, in furtherance of any or all of the objects of its business in connection with said project.

         AND, BE IT FURTHER RESOLVED that an Article III-A be added to the Articles of Incorporation as follows:

                                  ARTICLE III-A

         1. The corporation shall have the power to and perform all things whatsoever set out in Paragraph 3 of Article III above, and necessary or incidental to the accomplishment of said purposes.

         2. The corporation, specifically and particularly, shall have the power and authority to enter into a Regulatory Agreement setting out the requirements of the Secretary of Housing and Urban Development."

         3. The number of shares of the corporation outstanding at the time of such adoption was 2; and the number of shares entitled to vote thereon was 2.

         4. The number of shares voted for such amendment was 2, and the number of shares voted against such amendment was 0.

         5. The amendment herein effected does not give rise to dissenter's rights to payment for reason that the only effect of such amendment is to amend the stated purposes of the corporation and to state specific powers of the corporation.

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         IN WITNESS WHEREOF, these Articles are signed by the President and
Secretary of the corporation, this 12th day of October, 1982.


                                           EAST CAROLINA PSYCHIATRIC SERVICES
                                           CORPORATION


                                           By: /s/ Jacob R. Fishman
                                               --------------------------------
                                               Jacob R. Fishman, President


ATTEST:

/s/ M. J. Nabit
---------------------------
M. J. Nabit, Secretary



NORTH CAROLINA

CUMBERLAND COUNTY

         I, Judith A. Simmons, a Notary Public, herein certify that on the 13th day of October, 1982, personally appeared before me JACOB R. FISHMAN and M.J. NABIT, each of whom, being by me first duly sworn, declared that he signed the foregoing document in the capacity indicated and the statements therein contained are true.

                                                      /s/ Judith A. Simmons
                                                --------------------------------

My Commission Expires:  08/03/87


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                            ARTICLES OF INCORPORATION

                                       OF

                 EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION

         I, the undersigned natural person of the age of eighteen years or more, do make and acknowledge these Articles of Incorporation for the purpose of forming a business corporation under the laws of the State of North Carolina.

                                    ARTICLE I

         The name of the corporation shall be: EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION.

                                   ARTICLE II


         The period of duration of the corporation is perpetual.

                                   ARTICLE III

         The purposes for which the corporation is organized are:

         (a) To engage in the general business of constructing, operating and maintaining a psychiatric care facility for the treatment of persons having emotional disorders.

         (b) To engage in any other lawful business or activity, including, but not limited to, constructing, developing, manufacturing, leasing, or otherwise caring for any type of structure, commodity, or livestock whatsoever; processing, developing, buying, selling, brokering, factoring, distributing, lending, leasing, borrowing, or investing in any type of property, whether real or personal, tangible or intangible, or other; promoting, financing, developing, operating, or otherwise in any manner participating in any business or enterprise of any kind or nature, either alone or in conjunction with other persons, partnerships, corporations, or other legal entities of any kind or nature; extracting and processing natural resources; transporting freight or passengers by land, sea or air; collecting and disseminating information or advertising through any media whatsoever; performing business services or any nature; entering into or serving in any type of management, investigative, promotional, protective, insurance, guarantorship, suretyship, fiduciary, or other lawful capacity or relationship for any persons or corporations or other legal entities whatsoever.

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                                   ARTICLE IV

         The corporation shall have authority to issue ten-thousand (10,000) shares of stock with a par value of TEN DOLLARS ($10.00) each.

                                    ARTICLE V

         The minimum amount of consideration to be received by the corporation for its shares before it shall commence business is TEN DOLLARS ($10.00) in cash or property of equivalent value.

                                   ARTICLE VI

         The address of the initial Registered Office of the corporation in the State of North Carolina is 116 North Cool Spring Street, Fayetteville, Cumberland County, North Carolina; and the name of the initial Registered Agent at such address is: Ervin I. Baer.

                                   ARTICLE VII

         The number of Directors constituting the initial Board of Directors shall be two (2). The names and addresses of the persons who are to serve as Directors until the first meeting of shareholders or until their successors shall be elected and qualified are:

         Name                                     Address
         ----                                     -------
Dr. Jacob R. Fishman                         3425 Melrose Road
                                             Fayetteville, NC 28305

M. J. Nabit                                  3425 Melrose Road
                                             Fayetteville, NC 28305


                                  ARTICLE VIII

         The name and address of the Incorporator is:

M. J. Nabit                                  3425 Melrose Road
                                             Fayetteville, NC 28305


IN WITNESS WHEREOF, I have hereunto set my hand and seal, this 26th day of June, 1981.

                                                    /s/ M.J. Nabit
                                           ----------------------------------
                                           M.J. Nabit